Exhibit 99.1

World Kinect Corporation Reports First Quarter 2024 Results
MIAMI—April 25, 2024—World Kinect Corporation (NYSE: WKC) today reported financial results for the first quarter of 2024.
Results compared to the same period last year are as follows (unaudited - in millions, except percentages and per share data):

	Three Months Ended March 31,
	2024	2023	Change
Volume (1)	4,414	4,472	(1)%
Revenue	$10,951	$12,482	(12)%
Gross profit	$254	$263	(3)%
Operating expenses	$191	$198	(4)%
Adjusted operating expenses	$190	$198	(4)%
Income (loss) from operations	$63	$65	(2)%
Operating margin	25%	25%
Adjusted income from operations	$64	$65	—%
Adjusted operating margin	25%	25%
Net income including noncontrolling interest	$27	$23	20%
Adjusted EBITDA	$86	$87	(1)%
Diluted earnings per common share	$0.45	$0.36	25%
Adjusted diluted earnings per common share	$0.47	$0.36	31%
(1)Includes gallons and gallon equivalents converted as described in the table below.
"We remain focused on driving growth and profitability across our three business segments and progressing toward our medium-term adjusted EBITDA, adjusted operating margin and cash flow targets," said Michael J. Kasbar, Chairman and Chief Executive Officer. "While weather-related headwinds impacted our land results in the first quarter, aviation and marine performed well and our outlook for the balance of the year remains strong."
"We started the year with solid operating cash flow, further strengthening our balance sheet," said Ira M. Birns, Executive Vice President and Chief Financial Officer. "Our strong liquidity position provides us with the capital needed to drive organic growth and fund strategic investments in our core business activities, and we remain focused on delivering shareholder returns, as evidenced by our recent dividend increase."

First Quarter 2024 Compared to 2023
Year-Over-Year Highlights
•Revenue of $11.0 billion, a decrease of 12%.
•Gross profit of $254.1 million, a decrease of 3%.
•Net income of $27.4 million, an increase of 20%.
•Adjusted EBITDA of $85.9 million, a decrease of 1%.
Year-Over-Year Segment Profitability
•Aviation – Gross profit of $108.4 million, an increase of 8%, driven by stronger performance in our inventory business and our continued focus on improving returns in an elevated interest rate environment, primarily in North America and Europe.
•Land – Gross profit of $97.3 million, a decrease of 12%, primarily driven by weather-related reductions in gross profit from our natural gas and U.K. business activities as well as a decline in profitability from sustainability-related offerings partially offset by improved performance in our liquid fuel business in North America.
•Marine – Gross profit of $48.4 million, a decrease of 7%, driven principally by the reduction in market volatility when compared to the heightened volatility experienced throughout 2022 and into the first quarter of 2023.
Earnings Conference Call
An investor conference call will be held today, April 25, 2024, at 5:00 PM Eastern Time to discuss first quarter results. Participants can access the live webcast or participate by phone by visiting our website at https://ir.worldkinect.com. To join the conference call by phone, participants must preregister and will then receive dial-in information and a PIN enabling access to the call. A replay of the webcast will be available and can be accessed in the same manner as the live webcast on our website through May 8, 2024.
About World Kinect Corporation
Headquartered in Miami, Florida, World Kinect Corporation (NYSE: WKC) is a global energy management company offering fulfillment and related services to more than 150,000 customers across the aviation, marine, and land-based transportation sectors. We also supply natural gas and power in the United States and Europe along with a growing suite of other sustainability-related products and services.
For more information, visit https://corp.worldkinect.com.
Contacts:
Ira M. Birns, Executive Vice President & Chief Financial Officer
Elsa Ballard, Vice President of Investor Relations & Communications

investor@worldkinect.com
Definitions
•"Net income" means net income (loss) attributable to World Kinect as presented in the Statements of Income and Comprehensive Income.

~~•~~"Operating margin" means income from operations as a percentage of gross profit.
Non-GAAP Financial Measures
We believe that the non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating our ongoing financial performance and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the non-GAAP financial measures may not be comparable to the presentation of such metrics by other companies.
Our non-GAAP financial measures exclude acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs associated with our acquisitions, and non-operating legal settlements, primarily because we do not believe they are reflective of our core operating results. We also exclude costs associated with a previously disclosed erroneous bid made in the Finnish power market (the "Finnish bid error") that resulted in the extraordinary losses.
We use the following non-GAAP measures:
•Adjusted net income attributable to World Kinect ("Adjusted net income") is defined as net income excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on the extinguishment of debt, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•Adjusted diluted earnings per common share is computed by dividing adjusted net income by the sum of the weighted average number of shares of common stock outstanding for the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Potentially dilutive securities include share-based compensation awards, such as non-vested restricted stock units, performance stock units where the performance requirements have been met, and settled stock appreciation rights awards.
•Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is defined as net income including noncontrolling interest and excluding the impact of interest, income taxes, and depreciation and amortization, in addition to acquisition and divestiture related expenses, restructuring charges, impairments, gains or losses on sale of businesses, integration costs, non-operating legal settlements, and costs associated with the Finnish bid error.
•Adjusted income from operations is defined as income from operations excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments, integration costs, and costs associated with the Finnish bid error.
~~•~~Adjusted income from operations as a percentage of adjusted gross profit ("Adjusted operating margin") is computed by dividing Adjusted income from operations by Adjusted gross profit (as defined below).
•Adjusted operating expenses is defined as operating expenses excluding the impact of acquisition and divestiture related expenses, restructuring charges, impairments, integration costs, and costs associated with the Finnish bid error.
•Consolidated and Land Adjusted gross profit is defined as gross profit excluding the impact of costs associated with the Finnish bid error.
Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures in this press release and on our website.

Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "could," "would," "will," "will be," "will continue," "plan," or words or phrases of similar meaning. Specifically, this release includes forward-looking statements regarding improved operating efficiencies and the targeted effect on shareholder returns. Our forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in our Securities and Exchange Commission ("SEC") filings, including our most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; changes in the market prices of energy or commodities or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; our failure to comply with restrictions and covenants governing our outstanding indebtedness; the impact of cyber and other information security related incidents; changes in the political, economic or regulatory environment generally and in the markets in which we operate, such as the current conflicts in Eastern Europe and the Middle East; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to effectively integrate and derive benefits from acquired businesses; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; our ability to effectively leverage technology and operating systems and realize the anticipated benefits; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; declines in the value and liquidity of cash equivalents and investments; our ability to retain and attract senior management and other key employees; changes in U.S. or foreign tax laws, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; changes in multilateral conventions, treaties, tariffs or other arrangements between or among sovereign nations; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; and other risks described from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	March 31, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$321.3	$304.3
Accounts receivable, net of allowance for credit losses of $20.0 million and $18.3 million as of March 31, 2024 and December 31, 2023, respectively	2,679.0	2,735.5
Inventories	654.6	664.6
Prepaid expenses	73.9	77.6
Short-term derivative assets, net	233.6	275.4
Other current assets	430.1	446.4
Total current assets	4,392.6	4,503.8
Property and equipment, net	496.1	515.3
Goodwill	1,175.2	1,238.0
Identifiable intangible assets, net	284.0	299.7
Other non-current assets	826.4	818.6
Total assets	$7,174.4	$7,375.3
Liabilities:
Current liabilities:
Current maturities of long-term debt	$81.1	$78.8
Accounts payable	2,965.5	3,097.6
Short-term derivative liabilities, net	134.9	128.2
Accrued expenses and other current liabilities	680.9	745.0
Total current liabilities	3,862.4	4,049.7
Long-term debt	802.6	809.1
Other long-term liabilities	550.9	566.9
Total liabilities	5,215.9	5,425.7
Commitments and contingencies
Equity:
World Kinect shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 59.9 and 59.8 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	0.6	0.6
Capital in excess of par value	114.3	109.6
Retained earnings	1,998.8	1,981.6
Accumulated other comprehensive income (loss)	(161.7)	(148.9)
Total World Kinect shareholders' equity	1,952.0	1,943.0
Noncontrolling interest	6.5	6.7
Total equity	1,958.5	1,949.6
Total liabilities and equity	$7,174.4	$7,375.3

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended March 31,
	2024	2023
Revenue	$10,951.4	$12,481.6
Cost of revenue	10,697.3	12,218.9
Gross profit	254.1	262.7
Operating expenses:
Compensation and employee benefits	115.5	119.2
General and administrative	75.1	79.0
Restructuring charges	0.2	—
Total operating expenses	190.8	198.2
Income (loss) from operations	63.3	64.6
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(28.9)	(34.3)
Other income (expense), net	(3.9)	(3.5)
Total non-operating income (expense), net	(32.8)	(37.8)
Income (loss) before income taxes	30.5	26.7
Provision for income taxes	3.3	4.2
Net income (loss) including noncontrolling interest	27.2	22.6
Net income (loss) attributable to noncontrolling interest	(0.2)	(0.2)
Net income (loss) attributable to World Kinect	$27.4	$22.8
Basic earnings (loss) per common share	$0.46	$0.37
Basic weighted average common shares	59.9	62.2
Diluted earnings (loss) per common share	$0.45	$0.36
Diluted weighted average common shares	60.3	62.8
Comprehensive income:
Net income (loss) including noncontrolling interest	$27.2	$22.6
Other comprehensive income (loss):
Foreign currency translation adjustments	(11.8)	5.7
Cash flow hedges, net of income tax expense (benefit) of ($0.5) and ($0.7) for the three months ended March 31, 2024 and 2023, respectively	(1.0)	(2.2)
Total other comprehensive income (loss)	(12.9)	3.5
Comprehensive income (loss) including noncontrolling interest	14.3	26.1
Comprehensive income (loss) attributable to noncontrolling interest	(0.2)	(0.2)
Comprehensive income (loss) attributable to World Kinect	$14.5	$26.3

WORLD KINECT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$27.2	$22.6
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Unrealized (gain) loss on derivatives	16.7	(94.1)
Depreciation and amortization	25.3	25.8
Noncash operating lease expense	8.4	8.6
Provision for credit losses	3.0	0.3
Share-based payment award compensation costs	5.9	6.1
Deferred income tax expense (benefit)	(25.9)	(2.8)
Unrealized foreign currency (gains) losses, net	14.4	(15.0)
Other	6.4	5.2
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	36.1	295.7
Inventories	11.3	161.4
Prepaid expenses	(0.7)	2.0
Other current assets	37.0	8.1
Cash collateral with counterparties	122.5	96.9
Other non-current assets	(28.1)	(7.3)
Change in derivative assets and liabilities, net	0.3	0.5
Accounts payable	(122.6)	(312.2)
Accrued expenses and other current liabilities	(29.5)	(56.3)
Other long-term liabilities	2.4	(2.4)
Net cash provided by (used in) operating activities	110.2	143.0
Cash flows from investing activities:
Capital expenditures	(17.5)	(18.8)
Other investing activities, net	0.6	(4.7)
Net cash provided by (used in) investing activities	(16.9)	(23.5)
Cash flows from financing activities:
Borrowings of debt	939.0	2,101.0
Repayments of debt	(942.9)	(2,224.1)
Dividends paid on common stock	(8.4)	(8.6)
Payments of deferred consideration for acquisitions	(50.7)	(60.8)
Other financing activities, net	(1.3)	(0.3)
Net cash provided by (used in) financing activities	(64.3)	(192.8)
Cash and cash equivalents reclassified as assets held for sale	(6.2)	—
Effect of exchange rate changes on cash and cash equivalents	(5.8)	(8.3)
Net increase (decrease) in cash and cash equivalents	17.1	(81.7)
Cash and cash equivalents, as of the beginning of the period	304.3	298.4
Cash and cash equivalents, as of the end of the period	$321.3	$216.7

WORLD KINECT CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended March 31,
Revenue:	2024	2023
Aviation segment	$5,144.2	$6,222.8
Land segment	3,416.6	3,891.3
Marine segment	2,390.5	2,367.5
Total revenue	$10,951.4	$12,481.6
Gross profit:
Aviation segment	$108.4	$100.6
Land segment	97.3	110.1
Marine segment	48.4	52.0
Total gross profit	$254.1	$262.7
Income (loss) from operations:
Aviation segment	$44.0	$34.0
Land segment	18.5	26.2
Marine segment	26.8	30.8
Corporate overhead - unallocated	(25.9)	(26.4)
Total income (loss) from operations	$63.3	$64.6
SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended March 31,
Volume (Gallons):	2024	2023
Aviation Segment	1,673.1	1,777.1
Land Segment (1)	1,598.1	1,564.7
Marine Segment (2)	1,143.2	1,129.9
Consolidated Total	4,414.5	4,471.7
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.3 and 4.3 for the three months ended March 31, 2024 and 2023, respectively.

WORLD KINECT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended March 31,
	2024		2023
	Net Income	Diluted Earnings per Share	Net Income	Diluted Earnings per Share
GAAP measure	$27.4	$0.45	$22.8	$0.36
Finnish bid error	0.9	0.02	—	—
Restructuring charges	0.2	—	—	—
Income tax impacts	(0.2)	—	—	—
Adjusted non-GAAP measure	$28.2	$0.47	$22.8	$0.36

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended March 31,
	2024	2023
Net income (loss) including noncontrolling interest	$27.2	$22.6
Interest expense and other financing costs, net	28.9	34.3
Provision (benefit) for income taxes	3.3	4.2
Depreciation and amortization	25.3	25.8
EBITDA	84.8	86.9
Finnish bid error	0.9	—
Restructuring charges	0.2	—
Adjusted EBITDA	$85.9	$86.9

Reconciliation of GAAP to non-GAAP financial measures:	For the Three Months Ended March 31,
	2024			2023
	Gross Profit	Operating Expenses	Operating Income	Gross Profit	Operating Expenses	Operating Income
GAAP measure	$254.1	$190.8	$63.3	$262.7	$198.2	$64.6
Finnish bid error	—	(0.9)	0.9	—	—	—
Restructuring charges	—	(0.2)	0.2	—	—	—
Adjusted non-GAAP measure	$254.1	$189.7	$64.4	$262.7	$198.2	$64.6